UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019

Textmunication Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification of Rights of Security Holders

On May 16, 2019, we filed a Certificate of Withdrawal with the State of Nevada to withdraw our Certificate of Designation for our Series B Preferred Stock. There were no shares of preferred stock outstanding at the time of the filing and the action was approved by our Board of Directors in accordance with Nevada law.

A copy of the Certificate of Withdrawal of Certificate of Designation is attached hereto as Exhibit 3.1.

Also on May 16, 2019, our Board of Directors created, out of our available shares of preferred stock, par value $0.0001 per share, a series of preferred stock known as “Series D Convertible Preferred Stock” consisting of 40,000 shares. Under the terms of the Series D Certificate of Designation, the shares shall not accrue nor pay dividends except that if dividends are declared for other equity holders of our Company then the Series D Convertible Preferred Stock shall participate on the same basis. Except with respect to any future series of preferred stock of senior rank to the Series D Convertible Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of our Company or the Series D Convertible Preferred Stock and any future series of preferred stock of pari passu rank to the Series D Convertible Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, all shares of capital stock of our Company shall be junior in rank to the Series D Convertible Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of our Company. Each share of Series D Convertible Preferred Stock has a stated value of $10 and is convertible into shares of Common Stock, equal to the stated value divided by the conversion price of our stock price on the day of conversion (subject to adjustment in the event of stock splits and dividends). Failure to effect a conversion within proscribed time periods will effect both liquidated damages and buy-in charges. We are prohibited from effecting the conversion of any share of the Series D Convertible Preferred Stock to the extent that, as a result of such conversion, the holder or any affiliates would beneficially own more than 9.99%, in the aggregate, of the issued and outstanding shares of our Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Convertible Preferred Stock. Except as required by law and as set forth in the Series D Certificate of Designation, the Series D Convertible Preferred Stock shall have no voting rights.

The rights of the holders of Series D Convertible Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on May 16, 2019, attached hereto as Exhibit 3.2, and is incorporated by reference herein.

Also on May 16, 2019, our Board of Directors and the majority of the holders of our Series C Convertible Preferred Stock approved an amendment to the certificate of designation for our Series C Convertible Preferred Stock (the Amended Certificate of Designation”), consisting of up 2,000,000 shares, par value $0.0001. Under the Amended Certificate of Designation, holders of our Series C Convertible Preferred Stock are entitled to vote on all shareholder matters with a vote equal to 51% of the total vote of all classes of voting stock of our company.

The rights of the holders of Series C Convertible Preferred Stock are defined in the relevant Amended Certificate of Designation filed with the Nevada Secretary of State on May 16, 2019, attached hereto as Exhibit 3.3, and is incorporated by reference herein.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Withdrawal, dated May 16, 2019
3.2	Certificate of Designation, dated May 16, 2019
3.3	Amended Certificate of Designation, dated May 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Texmunication Holdings, Inc.

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer

Date: May 21, 2019